Exhibit 10.5

                     BATTLE MOUNTAIN GOLD EXPLORATION CORP.
                  ONE EAST LIBERTY STREET, SIXTH FLOOR, SUITE 9
                               RENO, NEVADA 89504
                      PHONE: 775-686-6081 FAX: 775-686-6066

Mr.  Mark  Kucher
1725  Knox  Road
Vancouver,  British  Columbia
Canada  V6T  1S4

Subject:     Employment  Agreement

Dear  Mr.  Kucher:

On behalf of Battle Mountain Gold Exploration Corporation (the "Company"), the Board of Directors is pleased to offer you the position of Chairman and Chief Financial Officer of the Company. The terms of your employment relationship with the Company will be as set forth below.

     1.  Position.  You  will be the Chairman and Chief Financial Officer of the
         --------
Company. As such, you will have the responsibilities as determined by the Board of Directors of the Company.

     2. Base Salary. You will be paid a base salary of U.S. $7,500.00 per month,
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effective  retroactively  from  1  January  2004  and  not  payable until Battle
Mountain Gold Exploration Gold Exploration Corp. is fully vested in Pediment Gold LLC. You will have the option to receive your salary in shares, at market value, at any time. You will be entitled to three weeks paid vacation per year.

     3.  Stock and/or Options. You will be granted an option to purchase 500,000
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shares  of  Common Stock at the date of grant, which shall be exercisable at the rate of 100% of the shares one (1) year after commencement of employment (so that at the end of one (1) year, your option will be fully vested). If your employment is terminated by the Company prior to the one (1) year anniversary of your employment commencement date, the vesting of your options will be automatically accelerated so that you are fully vested effective on the date of termination.

     4.  At-Will  Employment.  As  is true for all employees of the Company, you
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will  be  an  employee-at-will,  meaning  that  either  your  or the Company may terminate your employment relationship at any time, without notice, for any reason or no reason; provided, however, that if your employment is terminated by the Company for any reason or if you and the Company mutually decide to end your employment with the Company at any time before the third anniversary of your employment commencement date, then the Company shall pay your severance at your then current rate of salary through the third anniversary date, upon termination. Should the Company not have the necessary funds to pay the entire amount, then a portion may be paid by the issuance of treasury shares at the then market price.

5.     Employment Commencement Date.  Your employment with the Company will have
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Commenced  on  1  January  2004.

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     6.  Benefits.  You  will be entitled to the same benefits (if any) that the
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Company  offers  to  its other employees in the ordinary course of its business.

     7.  Entire  Agreement.  This  Agreement,  together  with  your Stock Option
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Agreement,  Constitutes  the entire agreement between the parties and supersedes all  other  agreements  or  understandings.

The Board of Directors is pleased to extend this offer, and looks forward to working together. Please indicate your acceptance by signing and returning the enclosed copy of this letter.

                                         Sincerely,

                                         By:  BATTLE  MOUNTAIN  GOLD
                                         EXPLROATION CORP., a Nevada corporation
                                         /s/ James E. McKay
                                         ---------------------------------------
                                         James  E.  McKay,  Director
                                         /s/ Wade A. Hodges
                                         ---------------------------------------
                                         Wade  A.  Hodges,  Director
                                         /s/ Brian M. Labadie
                                         ---------------------------------------
                                         Brian  M.  Labadie,  Director
                                         /s/ Anthony E. W. Crews
                                         ---------------------------------------
                                         Anthony  E.  W.  Crews,  Director

The  foregoing  terms  and  conditions  are  hereby  accepted:
/s/ Mark Kucher
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Mark  Kucher

Date:  1/12/05
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